Exhibit 99.1

PerkinElmer Announces Financial Results for Fourth Quarter and Full Year 2016

  The Company’s Medical Imaging business has been moved into discontinued operations due to the pending sale
  Announces new reporting segments of Discovery & Analytical Solutions (DAS) and Diagnostics

WALTHAM, Mass.--(BUSINESS WIRE)--February 2, 2017--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on innovating for a healthier world, today reported financial results for the fourth quarter and full year ended January 1, 2017.

The Company announced the divestiture of its Medical Imaging business in the fourth quarter of 2016. With the announcement, the Company has moved the operating results of that business into discontinued operations thereby impacting comparability to previously issued financial guidance.

Fourth Quarter 2016

The Company reported GAAP earnings per share from continuing operations of $0.57 versus $0.56 in the comparable prior period of 2015. Revenue was $566.8 million versus $569.9 million in the comparable prior period of 2015 resulting in a decline of 1%. GAAP operating income from continuing operations was $80.4 million versus $77.2 million in the comparable prior period of 2015.

Adjusted earnings per share from continuing operations of $0.83, as compared to $0.81 in the comparable prior period in 2015. Adjusted revenue was $567.0 million versus $570.1 million in the comparable prior period of 2015 resulting in organic revenue growth of 1%. Adjusted operating income was $120.6 million versus $118.1 million in the comparable prior period of 2015.

Full Year 2016

The Company reported GAAP earnings per share from continuing operations of $1.96, compared to $1.67 in 2015 representing 17% earnings per share growth. GAAP revenue was $2.12 billion versus $2.10 billion in the comparable prior period representing 1% growth. GAAP operating income from continuing operations was $283.1 million as compared to $250.9 million in 2015, representing 13% operating income growth.

Adjusted earnings per share from continuing operations of $2.60, compared to $2.33 in 2015 representing 12% adjusted earnings per share growth. Adjusted revenue was $2.12 billion, as compared to $2.11 billion in 2015 resulting in organic revenue growth of 2%. Adjusted operating income was $393.6 million, compared to $363.2 million in 2015 representing 8% adjusted operating income growth.

Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“As we exit 2016, I am pleased with our performance in delivering strong margin expansion and cash flow growth while making significant progress against our strategic priorities,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “We have undertaken substantial steps to strengthen our organization, accelerate our operational capabilities and increase our focus on innovation, that better position us to improve revenue growth and increase profitability.”

Cash Flow

For the full year, operating cash flow from continuing operations was $323.8 million as compared to $263.8 million in 2015.

Historical Financial Data

The Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017 will be the Company’s first periodic report to reflect the Company’s new segment structure and the exclusion of the Company’s Medical Imaging business from continuing operations. Financial information relating to prior years will be retrospectively adjusted to reflect these changes.

The Company has made available on the Investor Relations section of its website (ir.perkinelmer.com) unaudited historical financial data that retrospectively reflect the Company’s new segment structure and the exclusion of the Company’s Medical Imaging business from continuing operations as well as schedules reconciling the Company's 2016 financial results and guidance.

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year 2016

Discovery & Analytical Solutions

  Fourth quarter 2016 revenue of $409.9 million, as compared to $418.2 million for the fourth quarter of 2015. Fourth quarter 2016 reported revenue declined 2% and organic revenue declined 1%. Full year 2016 revenue of $1,513.0 million, as compared to $1,528.4 million in 2015. Full year 2016 reported revenue declined 1% and organic revenue was unchanged.
  Fourth quarter 2016 operating income of $72.0 million, as compared to operating income of $64.4 million for the fourth quarter of 2015. Full year 2016 operating income of $207.5 million, as compared to operating income of $173.7 million for 2015.
  Fourth quarter 2016 adjusted operating income of $85.2 million, as compared to $86.6 million in the fourth quarter of 2015. Fourth quarter 2016 adjusted operating profit margin was 20.8% as a percentage of revenue, as compared to 20.7% in the fourth quarter of 2015. Full year 2016 adjusted operating income of $266.5 million, as compared to adjusted operating income of $248.2 million for 2015. Full year 2016 adjusted operating profit margin was 17.6% as a percentage of revenue, as compared to 16.2% in 2015.

Diagnostics

  Fourth quarter 2016 revenue of $156.8 million, as compared to $151.7 million for the fourth quarter of 2015. Fourth quarter 2016 reported revenue increased 3% and organic revenue increased 7%. Full year 2016 revenue of $602.5 million, as compared to $576.4 million in 2015. Full year 2016 reported revenue increased 5% and organic revenue increased 8%.
  Fourth quarter 2016 operating income of $34.0 million, as compared to $37.0 million for the fourth quarter of 2015. Full year 2016 operating income of $138.9 million, as compared to operating income of $135.6 million for 2015.
  Fourth quarter 2016 adjusted operating income of $45.7 million, as compared to $44.2 million in the fourth quarter of 2015. Fourth quarter 2016 adjusted operating profit margin was 29.1% as a percentage of adjusted revenue, flat as compared to the fourth quarter of 2015. Full year 2016 adjusted operating income of $175.1 million, as compared to adjusted operating income of $160.9 million for 2015. Full year 2016 adjusted operating profit margin was 29.0% as a percentage of adjusted revenue, as compared to 27.9% in 2015.

Financial Guidance – Full Year 2017

For the full year 2017, the Company forecasts GAAP earnings per share from continuing operations in the range of $2.06 to $2.16 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $2.75 to $2.85.

Conference Call Information

The Company will discuss its fourth quarter and full year 2016 results and its outlook for business trends in a conference call on February 2, 2017 at 5:00 p.m. Eastern Time. To access the call, please dial (541) 797-2422 prior to the scheduled conference call time and provide the access code 40914697.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the approval of the Brexit Referendum in the United Kingdom; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $2.1 billion in 2016, has about 9,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016

Revenue	$566,770	$569,903	$2,115,517	$2,104,823

Cost of revenue	290,607	302,172	1,102,164	1,140,592
Selling, general and administrative expenses	162,795	155,324	600,885	587,219
Research and development expenses	32,926	26,432	124,278	112,539
Restructuring and contract termination charges, net	-	8,752	5,124	13,547

Operating income from continuing operations	80,442	77,223	283,066	250,926

Interest income	(341)	(185)	(702)	(673)
Interest expense	10,750	9,433	41,528	37,997
Gain on disposition of businesses and assets, net	-	-	(5,562)	-
Other expense, net	847	663	3,734	4,795

Income from continuing operations, before income taxes	69,186	67,312	244,068	208,807

Provision for income taxes	6,897	3,920	28,362	20,022

Income from continuing operations	62,289	63,392	215,706	188,785

Income from discontinued operations, before income taxes	3,665	7,492	22,229	35,205
(Loss) gain on disposition of discontinued operations, before income taxes	-	(2)	619	(28)
Provision for income taxes on discontinued operations and dispositions	1,105	2,628	4,255	11,537

Income from discontinued operations and dispositions	2,560	4,862	18,593	23,640

Net income	$64,849	$68,254	$234,299	$212,425

Diluted earnings per share:
Income from continuing operations	$0.57	$0.56	$1.96	$1.67

Income from discontinued operations and dispositions	0.02	0.04	0.17	0.21

Net income	$0.59	$0.61	$2.12	$1.87

Weighted average diluted shares of common stock outstanding	110,137	112,263	110,313	113,315

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.57	$0.56	$1.96	$1.67
Amortization of intangible assets	0.16	0.17	0.65	0.68
Purchase accounting adjustments	0.06	0.00	0.16	0.07
Significant litigation matter	-	0.01	-	0.01
Acquisition and divesiture-related expenses	0.01	0.00	0.01	0.01
Disposition of businesses	-	-	(0.05)	-
Mark to market on postretirement benefits	0.14	0.10	0.14	0.11
Restructuring and contract termination charges	-	0.08	0.05	0.12
Tax on above items	(0.10)	(0.12)	(0.31)	(0.33)
Adjusted EPS	$0.83	$0.81	$2.60	$2.33

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands, except percentages)		January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016

DAS	Reported revenue	$409,944	$418,182	$1,512,984	$1,528,419
	Purchase accounting adjustments	-	-	-	27
	Adjusted Revenue	409,944	418,182	1,512,984	1,528,446

	Reported operating income from continued operations	71,994	64,382	207,487	173,668
	OP%	17.6%	15.4%	13.7%	11.4%
	Amortization of intangible assets	13,018	14,064	53,342	54,612
	Purchase accounting adjustments	16	11	457	7,352
	Acquisition and divestiture-related expenses	160	65	513	346
	Significant litigation matter	-	812	-	812
	Restructuring and contract termination charges, net	-	7,265	4,740	11,416
	Adjusted operating income	85,188	86,599	266,539	248,206
	Adjusted OP%	20.8%	20.7%	17.6%	16.2%

Diagnostics	Reported revenue	156,826	151,721	602,533	576,404
	Purchase accounting adjustments	184	169	711	770
	Adjusted Revenue	157,010	151,890	603,244	577,174

	Reported operating income from continued operations	34,033	36,977	138,909	135,572
	OP%	21.7%	24.4%	23.1%	23.5%
	Amortization of intangible assets	4,572	5,460	18,120	22,007
	Purchase accounting adjustments	6,703	188	16,955	842
	Acquisition and divestiture-related expenses	441	127	725	306
	Restructuring and contract termination charges, net	-	1,487	384	2,131
	Adjusted operating income	45,749	44,239	175,093	160,858
	Adjusted OP%	29.1%	29.1%	29.0%	27.9%

Corporate	Reported operating loss	(25,585)	(24,136)	(63,330)	(58,314)
	Mark to market on postretirement benefits	15,290	11,381	15,287	12,447
	Adjusted operating loss	(10,295)	(12,755)	(48,043)	(45,867)

Continuing Operations	Reported revenue	$566,770	$569,903	$2,115,517	$2,104,823
	Purchase accounting adjustments	184	169	711	797
	Adjusted Revenue	566,954	570,072	2,116,228	2,105,620

	Reported operating income from continued operations	80,442	77,223	283,066	250,926
	OP%	14.2%	13.6%	13.4%	11.9%
	Amortization of intangible assets	17,590	19,524	71,462	76,619
	Purchase accounting adjustments	6,719	199	17,412	8,194
	Acquisition and divestiture-related expenses	601	192	1,238	652
	Significant litigation matter	-	812	-	812
	Mark to market on postretirement benefits	15,290	11,381	15,287	12,447
	Restructuring and contract termination charges, net	-	8,752	5,124	13,547
	Adjusted operating income	$120,642	$118,083	$393,589	$363,197
	Adjusted OP%	21.3%	20.7%	18.6%	17.2%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	January 1, 2017	January 3, 2016

Current assets:
Cash and cash equivalents	$359,265	$237,932
Accounts receivable, net	425,588	415,064
Inventories	246,847	259,486
Other current assets	99,246	64,347
Current assets of discontinued operations	58,985	56,332
Total current assets	1,189,931	1,033,161

Property, plant and equipment:
At cost	427,903	401,740
Accumulated depreciation	(282,409)	(264,176)
Property, plant and equipment, net	145,494	137,564
Marketable securities and investments	1,678	1,586
Intangible assets, net	420,224	485,637
Goodwill	2,247,966	2,236,863
Other assets, net	203,001	196,455
Long-term assets of discontinued operations	68,389	75,029
Total assets	$4,276,683	$4,166,295

Current liabilities:
Current portion of long-term debt	$1,172	$1,123
Accounts payable	168,033	140,980
Short-term accrued restructuring and contract termination charges	7,479	17,042
Accrued expenses and other current liabilities	399,700	382,334
Current liabilities of discontinued operations	26,971	20,006
Total current liabilities	603,355	561,485

Long-term debt	1,045,254	1,011,762
Long-term liabilities	459,544	465,490
Long-term liabilities of discontinued operations	14,960	17,117
Total liabilities	2,123,113	2,055,854

Total stockholders' equity	2,153,570	2,110,441
Total liabilities and stockholders' equity	$4,276,683	$4,166,295

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	January 1, 2017	January 3, 2016	January 1, 2017	January 3, 2016
(In thousands)

Operating activities:
Net income	$64,849	$68,254	$234,299	$212,425
Income from discontinued operations and dispositions, net of income taxes	(2,560)	(4,862)	(18,593)	(23,640)
Income from continuing operations	62,289	63,392	215,706	188,785
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	3,709	5,128	17,158	17,278
Restructuring and contract termination charges, net	-	8,753	5,124	13,548
Depreciation and amortization	25,465	26,644	99,972	105,364
Pension and other postretirement expenses	14,511	9,381	14,511	9,381
Change in fair value of contingent consideration	6,505	-	16,183	-
Amortization of deferred debt financing costs and accretion of discounts	630	384	2,137	1,496
Gain on disposition of businesses and assets, net	-	-	(5,562)	-
Amortization of acquired inventory revaluation	-	-	396	7,275
Deferred taxes	(6,526)	(6,571)	(6,526)	(6,571)
Contingencies and non-cash tax matters	(291)	(5,342)	(291)	(5,342)
Excess tax benefit from exercise of common stock options	-	(2,435)	-	(2,435)
Changes in assets and liabilities which provided (used) cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(24,040)	(32,263)	(18,960)	4,061
Inventories	20,775	18,479	6,752	(27,931)
Accounts payable	24,852	6,350	30,716	(10,897)
Accrued expenses and other	14,707	24,923	(53,540)	(30,178)
Net cash provided by operating activities of continuing operations	142,586	116,823	323,776	263,834
Net cash provided by operating activities of discontinued operations	6,136	8,416	26,839	23,264
Net cash provided by operating activities	148,722	125,239	350,615	287,098

Investing activities:
Capital expenditures	(7,291)	(11,577)	(31,702)	(28,218)
Proceeds from surrender of life insurance policies	-	-	44	757
Changes in restricted cash balances	(14,959)	-	(16,959)	59
Proceeds from disposition of businesses	-	-	21,000	-
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	-	(53,305)	(71,924)	(72,040)
Net cash used in investing activities of continuing operations	(22,250)	(64,882)	(99,541)	(99,442)
Net cash used in investing activities of discontinued operations	(402)	(241)	(1,302)	(1,414)
Net cash used in investing activities	(22,652)	(65,123)	(100,843)	(100,856)

Financing Activities:
Payments on revolving credit facility	(98,000)	(114,000)	(902,507)	(485,000)
Proceeds from revolving credit facility	45,000	104,000	420,507	451,000
Proceeds from sale of senior debt	-	-	546,190	-
Payments of debt issuance costs	-	-	(7,868)	-
Settlement of cash flow hedges	(3,574)	(504)	(1,900)	18,706
Net payments on other credit facilities	(261)	(272)	(1,096)	(1,072)
Payments for acquisition-related contingent consideration	(42)	(77)	(155)	(103)
Excess tax benefit from exercise of common stock options	-	2,435	-	2,435
Proceeds from issuance of common stock under stock plans	2,337	1,824	14,418	14,905
Purchases of common stock	(161)	(281)	(151,801)	(76,439)
Dividends paid	(7,667)	(7,834)	(30,799)	(31,571)
Net cash used in financing activities	(62,368)	(14,709)	(115,011)	(107,139)

Effect of exchange rate changes on cash and cash equivalents	(16,100)	(2,541)	(13,428)	(15,992)

Net increase in cash and cash equivalents	47,602	42,866	121,333	63,111
Cash and cash equivalents at beginning of period	311,663	195,066	237,932	174,821
Cash and cash equivalents at end of period	$359,265	$237,932	$359,265	$237,932

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	January 1, 2017		January 3, 2016

Adjusted revenue:
Revenue	$566.8		$569.9
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$567.0		$570.1

Adjusted gross margin:
Gross margin	$276.2	48.7%	$267.7	47.0%
Amortization of intangible assets	7.0	1.2%	11.0	1.9%
Purchase accounting adjustments	0.2	0.0%	0.2	0.0%
Mark to market on postretirement benefits	0.4	0.1%	1.0	0.2%
Adjusted gross margin	$283.8	50.0%	$279.9	49.1%

Adjusted SG&A:
SG&A	$162.8	28.7%	$155.3	27.3%
Amortization of intangible assets	(10.6)	-1.9%	(8.4)	-1.5%
Purchase accounting adjustments	(6.5)	-1.2%	(0.0)	0.0%
Acquisition and divestiture related expenses	(0.6)	-0.1%	(0.2)	0.0%
Significant litigation matter	-	0.0%	(0.8)	-0.1%
Mark to market on postretirement benefits	(14.9)	-2.6%	(10.2)	-1.8%
Adjusted SG&A	$130.2	23.0%	$135.6	23.8%

Adjusted R&D:
R&D	$32.9	5.8%	$26.4	4.6%
Amortization of intangible assets	(0.0)	0.0%	(0.1)	0.0%
Adjusted R&D	$32.9	5.8%	$26.2	4.6%

Adjusted operating income:
Operating income	$80.4	14.2%	$77.2	13.6%
Amortization of intangible assets	17.6	3.1%	19.5	3.4%
Purchase accounting adjustments	6.7	1.2%	0.2	0.0%
Acquisition and divestiture-related expenses	0.6	0.1%	0.2	0.0%
Significant litigation matter	-	0.0%	0.8	0.1%
Mark to market on postretirement benefits	15.3	2.7%	11.4	2.0%
Restructuring and contract termination charges, net	-	0.0%	8.8	1.5%
Adjusted operating income	$120.6	21.3%	$118.1	20.7%

	PKI
	Three Months Ended
	January 1, 2017		January 3, 2016

Adjusted EPS:
GAAP EPS	$0.59		$0.61
Discontinued operations, net of income taxes	0.02		0.04
GAAP EPS from continuing operations	0.57		0.56
Amortization of intangible assets	0.16		0.17
Purchase accounting adjustments	0.06		0.00
Significant litigation matter	-		0.01
Acquisition and divestiture-related expenses	0.01		0.00
Mark to market on postretirement benefits	0.14		0.10
Restructuring and contract termination charges	-		0.08
Tax on above items	(0.10)		(0.12)
Adjusted EPS	$0.83		$0.81

	DAS
	Three Months Ended
	January 1, 2017		January 3, 2016

Revenue:
Revenue	$409.9		$418.2

Adjusted operating income:
Operating income	$72.0	17.6%	$64.4	15.4%
Amortization of intangible assets	13.0	3.2%	14.1	3.4%
Purchase accounting adjustments	0.0	0.0%	0.0	0.0%
Acquisition and divestiture-related expenses	0.2	0.0%	0.1	0.0%
Significant litigation matter	-	0.0%	0.8	0.2%
Restructuring and contract termination charges, net	-	0.0%	7.3	1.7%
Adjusted operating income	$85.2	20.8%	$86.6	20.7%

	Diagnostics
	Three Months Ended
	January 1, 2017		January 3, 2016

Adjusted revenue:
Revenue	$156.8		$151.7
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$157.0		$151.9

Adjusted operating income:
Operating income	$34.0	21.7%	$37.0	24.4%
Amortization of intangible assets	4.6	2.9%	5.5	3.6%
Purchase accounting adjustments	6.7	4.3%	0.2	0.1%
Acquisition and divestiture-related expenses	0.4	0.3%	0.1	0.1%
Restructuring and contract termination charges, net	-	0.0%	1.5	1.0%
Adjusted operating income	$45.7	29.1%	$44.2	29.1%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Twelve Months Ended
	January 1, 2017		January 3, 2016

Adjusted revenue:
Revenue	$2,115.5		$2,104.8
Purchase accounting adjustments	0.7		0.8
Adjusted revenue	$2,116.2		$2,105.6

Adjusted gross margin:
Gross margin	$1,013.4	47.9%	$964.2	45.8%
Amortization of intangible assets	30.3	1.4%	42.4	2.0%
Purchase accounting adjustments	1.2	0.1%	8.1	0.4%
Mark to market on postretirement benefits	0.4	0.0%	1.2	0.1%
Adjusted gross margin	$1,045.2	49.4%	$1,016.0	48.3%

Adjusted SG&A:
SG&A	$600.9	28.4%	$587.2	27.9%
Amortization of intangible assets	(40.7)	-1.9%	(33.8)	-1.6%
Purchase accounting adjustments	(16.2)	-0.8%	(0.1)	0.0%
Acquisition and divestiture-related expenses	(1.2)	-0.1%	(0.7)	0.0%
Significant litigation matter	-	0.0%	(0.8)	0.0%
Mark to market on postretirement benefits	(14.9)	-0.7%	(11.1)	-0.5%
Adjusted SG&A	$527.8	24.9%	$540.8	25.7%

Adjusted R&D:
R&D	$124.3	5.9%	$112.5	5.3%
Amortization of intangible assets	(0.5)	0.0%	(0.5)	0.0%
Mark to market on postretirement benefits	0.0	0.0%	(0.1)	0.0%
Adjusted R&D	$123.8	5.8%	$111.9	5.3%

Adjusted operating income:
Operating income	$283.1	13.4%	$250.9	11.9%
Amortization of intangible assets	71.5	3.4%	76.6	3.6%
Purchase accounting adjustments	17.4	0.8%	8.2	0.4%
Acquisition and divestiture-related expenses	1.2	0.1%	0.7	0.0%
Significant litigation matter	-	0.0%	0.8	0.0%
Mark to market on postretirement benefits	15.3	0.7%	12.4	0.6%
Restructuring and contract termination charges, net	5.1	0.2%	13.5	0.6%
Adjusted operating income	$393.6	18.6%	$363.2	17.2%

	PKI
	Twelve Months Ended
	January 1, 2017		January 3, 2016

Adjusted EPS:
GAAP EPS	$2.12		$1.87
Discontinued operations	0.17		0.21
GAAP EPS from continuing operations	1.96		1.67
Amortization of intangible assets	0.65		0.68
Purchase accounting adjustments	0.16		0.07
Significant litigation matter	-		0.01
Acquisition and divestiture-related expenses	0.01		0.01
Gain on disposition of businesses and assets, net	(0.05)		-
Mark to market on postretirement benefits	0.14		0.11
Restructuring and contract termination charges	0.05		0.12
Tax on above items	(0.31)		(0.33)
Adjusted EPS	$2.60		$2.33

	PKI
			Twelve Months Ended December 31, 2017
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.06 - $2.16
Amortization of intangible assets			0.63
Purchase accounting adjustments			0.11
Acquisition and divestiture-related expenses			0.17
Tax on above items			(0.22)
Adjusted EPS			$2.75 - $2.85

	DAS
	Twelve Months Ended
	January 1, 2017		January 3, 2016

Adjusted revenue:
Revenue	$1,513.0		$1,528.4
Purchase accounting adjustments	-		0.0
Adjusted revenue	$1,513.0		$1,528.4

Adjusted operating income:
Operating income	$207.5	13.7%	$173.7	11.4%
Amortization of intangible assets	53.3	3.5%	54.6	3.6%
Purchase accounting adjustments	0.5	0.0%	7.4	0.5%
Acquisition and divestiture-related expenses	0.5	0.0%	0.3	0.0%
Significant litigation matter	-	0.0%	0.8	0.1%
Restructuring and contract termination charges, net	4.7	0.3%	11.4	0.7%
Adjusted operating income	$266.5	17.6%	$248.2	16.2%

	Diagnostics
	Twelve Months Ended
	January 1, 2017		January 3, 2016

Adjusted revenue:
Revenue	$602.5		$576.4
Purchase accounting adjustments	0.7		0.8
Adjusted revenue	$603.2		$577.2

Adjusted operating income:
Operating income	$138.9	23.1%	$135.6	23.5%
Amortization of intangible assets	18.1	3.0%	22.0	3.8%
Purchase accounting adjustments	17.0	2.8%	0.8	0.1%
Acquisition and divestiture-related expenses	0.7	0.1%	0.3	0.1%
Restructuring and contract termination charges, net	0.4	0.1%	2.1	0.4%
Adjusted operating income	$175.1	29.0%	$160.9	27.9%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended January 1, 2017
Organic revenue growth:
Reported revenue growth	-1%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	1%

DAS
Three Months Ended January 1, 2017
Organic revenue growth:
Reported revenue growth	-2%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	-1%

Diagnostics
Three Months Ended January 1, 2017
Organic revenue growth:
Reported revenue growth	3%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	-3%
Organic revenue growth	7%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Twelve Months Ended January 1, 2017
Organic revenue growth:
Reported revenue growth	1%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	2%

DAS
Twelve Months Ended January 1, 2017
Organic revenue growth:
Reported revenue growth	-1%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	0%

Diagnostics
Twelve Months Ended January 1, 2017
Organic revenue growth:
Reported revenue growth	5%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	-2%
Organic revenue growth	8%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with U. S. generally accepted accounting principles (“GAAP”). However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and significant environmental charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, gain on disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incurred expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incurred expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Gain on disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

# # #

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions and divestitures, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, gain on disposition of businesses and assets, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
Tommy J. Thomas, CPA 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com